Exhibit 10.1

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of the 15 day of May, 2015, and made effective as of May 8, 2015, by and among Silicon Valley Bank (“Bank”) and GigOptix, Inc., a Delaware corporation (“GigOptix”), ChipX, Incorporated, a Delaware corporation and wholly-owned Subsidiary of GigOptix (“ChipX”), and Endwave Corporation, a Delaware corporation and wholly-owned Subsidiary of GigOptix (“Endwave” and together with GigOptix and ChipX, individually and collectively, jointly and severally, “Borrower”), whose address is 130 Baytech Drive, San Jose, CA 95134.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated on or about March 25, 2013 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Revolving Line, (ii) extend the Maturity Date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Financing of Accounts). Clauses (b) and (j) of Section 2.1.1 are hereby amended by deleting each reference to “Three Million Five Hundred Thousand Dollars ($3,500,000)” therein in its entirety and replacing it with “Seven Million Dollars ($7,000,000).”

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2.2 Sections 2.5.1 (Finance Charge). Section 2.5.1 is hereby amended by deleting the reference to “five percent (5.0%)” and replacing it with “three percent (3.0%)”.

2.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(b) is hereby amended to add “and there are any Advances outstanding” immediately after the reference to “If Borrower is Borrowing Base Eligible” therein.

2.4 Section 7.2 (Changes in Business, Management, Ownership or Business Locations). Section 7.2(c)(iv) is hereby amended by deleting it in its entirety and replacing it with “(iv) allow GigOptix Israel to cease being a wholly-owned Subsidiary of ChipX (other than the merger of GigOptix Israel into a Borrower or the dissolution of GigOptix Israel after all of its assets (if any) have been transferred to a Borrower)”.

2.5 Section 8.2 (Covenant Default). Section 8.2 is hereby amended by deleting the comma after “contained in the Agreement” and replacing it with the word “or”.

2.6 Section 9.6 (Borrower Liability). Section 9.6 is hereby amended by (a) replacing “Either” with “Any” in the first sentence and (b) replacing “the other as agent” with “each other as agent” in the second sentence.

2.7 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Applicable Rate” is a floating per annum rate equal to the greater of (a) the Prime Rate plus four tenths of one percent (0.40%) or (b) three and sixty-five hundredths percent (3.65%).

“Facility Amount” is Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000).

“Maturity Date” is May 6, 2016.

“Permitted Foreign Account Debtors” means Cisco Systems, National Instruments, Huawei, ZTE, Opnext, Oclaro, Alcatel-Lucent, Barco Silex, Fujitsu, Mitsubishi, Sumitomo, Sony and NTT Electronics Corporation; provided, however, that Bank shall also evaluate whether to add the following Account Debtors to the list of “Permitted Foreign Account Debtors”, which determination as to whether to add them to the list shall be made in Bank’s sole discretion: NEC, Hamamatsu, Intel, Pangaea, Midoriya, Litrax, FCI, Coriant, Adva, Delta, SAE, AOI, Centera, Laxnet, II-VI, Innolight, Icron, LIB and GSG.

2.8 Section 13 (Definitions). Clauses (c) and (d) of the definition of “Permitted Liens” in Section 13.1 are hereby amended by deleting the references to “Fifty Thousand Dollars ($50,000)” and replacing them with “One Hundred Thousand Dollars ($100,000)”.

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2.9 Exhibit A (Collateral). Exhibit A of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

2.10 Exhibit D (Borrowing Base Certificate). Exhibit D of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit D attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective as of May 8, 2015 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a loan fee in an amount equal to Twenty-Five Thousand Dollars ($25,000), (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1-1 and 1-2, duly executed and delivered by each Guarantor, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		GigOptix, Inc.
By:		By:
Name:	James Caron	Name:	Dr. Avi Katz
Title:	VP	Title:	CEO

ChipX, Incorporated

By:
		Name:	Dr. Avi Katz
		Title:	President

Endwave Corporation

By:
		Name:	Dr. Avi Katz
		Title:	President

[signature page of Second Amendment to

Second Amended and Restated Loan and Security Agreement]

Schedule 1-1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Second Amendment to Second Amended and Restated Loan and Security Agreement dated on or about the date hereof (the “Amendment”).

Section 2. Guarantor hereby agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of 5/15/15

GUARANTOR	GIGOPTIX, LLC
By:
	Name:	Dr. Avi Katz
	Title:	Director

Schedule 1-2

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Second Amendment to Second Amended and Restated Loan and Security Agreement dated on or about the date hereof (the “Amendment”).

Section 2. Guarantor hereby agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of 5/15/15

GUARANTOR	LUMERA CORPORATION

By:
	Name:	Dr. Avi Katz
	Title:	Director

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: GigOptix, Inc., Chipx, Incorporated and Endwave Corporation

Lender: Silicon Valley Bank

Commitment Amount: $ 7,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (Please explain on next page)	$
3.	Less: Intercompany / Employee / Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$
8.	Foreign Account Debtor Accounts[1]	$
9.	Foreign Invoiced and/or Collected Accounts	$
10.	Contra / Customer Deposit Accounts	$
11.	U.S. Government Accounts[2]	$
12.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
13.	Accounts with Memo or Pre-Billings	$
14.	Contract Accounts; Accounts with Progress / Milestone Billings	$
15.	Accounts for Retainage Billings	$
16.	Trust / Bonded Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts (If not already deducted above)	$
20.	Accounts with Extended Term Invoices (Net 90+)	$
21.	Chargebacks Accounts / Debit Memos	$
22.	Product Returns/Exchanges	$
23.	Disputed Accounts; Insolvent Account Debtor Accounts	$
24.	Deferred Revenue / Other (Please explain on next page)	$
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$

26.	Eligible Accounts (#4 minus #25)	$
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$

BALANCES
28.	Maximum Loan Amount		$7,000,000
29.	Total Funds Available (lesser of #27 or #28)	$
30.	Present balance owing on Line of Credit	$
31.	RESERVE POSITION (#29 minus #30)	$

[Continued on following page.]

[1]	Unless permitted in (d) of “Eligible Accounts”.
[2]	Exclusion applies to Accounts in excess of $500,000 owing from the US Government without compliance with Assignment of Claims.

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:		Received by:
AUTHORIZED SIGNER
Date:
By:		Verified:
	Authorized Signer		AUTHORIZED SIGNER
Date:		Date:
		Compliance Status:	Yes No